UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 5, 2010

GBS ENTERPRISES INCORPORATED
 (Exact Name of Registrant as Specified in its Charter)
Nevada	000-53223	27-3755055
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

302 North Brooke Drive
 Canton, GA 30014
 (Address of Principal Executive Offices)
 (Zip Code)

(404) 474-7256
 (Registrant's Telephone Number, including area code)

N/A
 (Former name or former address, if changed since last report)

Copies to:
Philip Magri
The Sourlis Law Firm
130 Maple Avenue, Unit 9B2
Red Bank, New Jersey 07701
Direct: (646) 373-7430
 T: (732) 530-9007
 F: (732) 530-9008
 www.SourlisLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Explanatory Note

On November 12, 2010, GBS Enterprises Incorporated, a Nevada corporation (the “Company”), filed a Form 8-K therein disclosing that on November 5, 2010, the Company acquired an approximate 28.2% equity interest in GROUP Business Software AG (“GROUP”).  On January 6, 2011, the Company filed a second Form 8-K therein disclosing that on January 6, 2011, the Company acquired an additional approximate 21.9% equity interest in GROUP.  For both the November 2010 and January 2011 transactions, the Company purchased an aggregate of 12,641,235 shares of common stock of GROUP from a total of nine GROUP stockholders in consideration for a total of 5,405,411 shares of common stock of the Company, resulting in the Company owning a controlling equity interest of approximately 50.1% in GROUP.  This Form 8-K/A (Amendment No. 1) is being filed by the Company to provide the financial statements required by Items 2.01 and 9.01 of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Financial Statements:

The financial statements required by Item 9.01 are filed as Exhibit 99.1 to this Form 8-K/A and are incorporated by reference herein.

Exhibits:

Exhibit No.:	Description:

99.1	Financial Statements

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GBS ENTERPRISES INCORPORATED

By:	/s/ Ronald Everett
Ronald Everett
Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: May 20, 2011